UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2006

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan

At the 2006 Annual Meeting of Shareholders of IKON Office Solutions, Inc. (the "Company") held on February 22, 2006 (the "Annual Meeting"), the Company’s shareholders approved the IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan, effective as of February 22, 2006 (the "Omnibus Plan"). The Company’s Board of Directors (the "Board") previously approved the Omnibus Plan at a meeting held on December 7, 2005, subject to shareholder approval.

In connection with the approval of the Omnibus Plan, the Company’s shareholders also approved that (i) all shares available for issuance or transfer under the 2003 IKON Office Solutions, Inc. Equity Incentive Plan, the 2003 Directors’ Plan, the 2000 IKON Office Solutions, Inc. Employee Stock Option Plan, the 2000 IKON Office Solutions, Inc. Executive Incentive Plan, and the 2000 Directors’ Plan (collectively, the "Prior Plans") be issued or transferred under the Omnibus Plan, (ii) shares may be issued under the Omnibus Plan to satisfy the Company’s obligations to make contributions under the IKON Office Solutions, Inc. Executive Deferred Compensation Plan, and (iii) the compensation attributable to grants under the Omnibus Plan may qualify for an exemption from the $1,000,000 deduction limit under the Internal Revenue Code of 1986 (the "Code").

The Omnibus Plan provides that grants may be made to Plan Participants in the following forms: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) stock units, (v) performance units, (vi) stock awards, (vii) dividend equivalents, and (viii) other stock-based awards. The Omnibus Plan authorizes the issuance or transfer of the sum of 8,000,000 shares and the number of shares of common stock attributable to outstanding grants under the Prior Plans as of February 22, 2006 (together, "Authorized Shares"). Of the Authorized Shares, no more than 4,000,000 shares of common stock, in aggregate, may be issued as stock units, performance units, stock awards, or other stock based awards and no more than 8,000,000 shares of common stock, in aggregate, may be issued as incentive stock options. The Omnibus Plan further limits the maximum aggregate number of shares of common stock that may be issued to any individual in a fiscal year to 500,000 (excluding dividend equivalents), subject to certain adjustments.

A copy of the Omnibus Plan is filed as Exhibit 10.1 to this report. The foregoing description of the Omnibus Plan is qualified in its entirety by reference to the actual agreement.

Forms of Award Agreements

The equity awards made to Plan Participants pursuant to the Omnibus Plan will be made by the Company through the use of various forms of award agreements, which set forth additional terms applicable to the specific award. Copies of the forms of award agreements to be used for awards made to directors pursuant to the Omnibus Plan are filed as Exhibits 10.2 and 10.3 to this report.

Amendment and Restatement of IKON Office Solutions, Inc. Executive Deferred Compensation Plan

On February 22, 2006, the Human Resources Committee of the Board approved certain amendments to the IKON Office Solutions, Inc. Executive Deferred Compensation Plan in the form of an amended and restated plan (the "Amended and Restated Executive Plan"). The Amended and Restated Executive Plan includes (i) the addition of a management stock purchase program component (the "MSPP Amendment"), which (A) allows certain eligible employees to defer a percentage (which varies based on an eligible employee’s grade level) of their annual short-term incentive bonus, and (B) provides for a one-for-one match of such deferrals by the Company, as well as (ii) certain modifications to ensure compliance with recently proposed revisions to section 409A of the Code. Other than the provisions pertaining to the MSPP Amendment, which are effective as of March 1, 2006, the Amended and Restated Executive Plan is effective as of January 1, 2005.

A copy of the Amended and Restated Executive Plan is filed as Exhibit 10.4 to this report. The foregoing description of the Amended and Restated Executive Plan is qualified in its entirety by reference to the actual agreement.

Item 9.01 Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

10.1 IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan
10.2 Form of Stock Unit Grant Agreement for the Company’s directors
10.3 Form of Nonqualified Stock Option Grant Agreement for the Company’s directors
10.4 Amended and Restated IKON Office Solutions, Inc. Executive Deferred Compensation Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

February 27, 2006	By:	Robert F. Woods

Name: Robert F. Woods
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan
10.2	Form of Stock Unit Grant Agreement for the Company's directors
10.3	Form of Nonqualified Stock Option Grant Agreement for the Company's directors
10.4	Amended and Restated IKON Office Solutions, Inc. Executive Deferred Compensation Plan